EXHIBIT 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

     I, Harold R. Beattie, Jr., Chief Financial Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)	The Quarterly Report on Form 10-Q for the period ended December 31, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q for the period ended December 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.

Dated: February 9, 2004	By	/s/	Harold R. Beattie, Jr.

Harold R. Beattie, Jr.
Chief Financial Officer